UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2011

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	0-21220	74-1621248
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1627 E. Walnut Seguin, Texas 78155
(Address of Principal executive offices)

Registrant's telephone number, including area code:	(830) 379-1480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 3, 2011, the Board of Directors (the “Board”) of Alamo Group Inc. (the “Company”) increased the number of members of the Board from 6 to 7 and elected Roderick R. Baty to the Board, effective immediately. The Board determined that Mr. Baty is independent in accordance with the director independence standards established under the Company's Corporate Governance Policies. Mr. Baty has been appointed to the Audit Committee and the Nominating/Corporate Governance Committee, replacing James B. Skaggs on both committees.
Mr. Baty will receive compensation as a non-employee director in accordance with the Company's non-employee director compensation practices described in the Company's annual Proxy Statement filed with the Securities and Exchange Commission on March 21, 2011.

The Company's press release announcing Mr. Baty's election to the Board is attached as Exhibit 99.1 and to this Current Report on Form 8-K and is incorporated by reference in its entirety.

Item 9.01    Financial Statements and Exhibits
Exhibit 99.1 - Press Release dated August 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 8, 2011	By: /s/ Robert H. George
Robert H. George,
Vice President-Administration

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release